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                                                                      EXHIBIT 11

                       HOMECAPITAL INVESTMENT CORPORATION
                               EARNINGS PER SHARE


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
                                                          THREE MONTH PERIOD ENDED DECEMBER 31,
                                                           1997                         1996
                                                   ---------------------          -----------------
BASIC EARNINGS PER COMMON SHARE:

        Net income                                           $ 1,306,712                 $2,244,160
        Less preferred stock dividends                           (66,580)                   (68,055)
                                                   ---------------------          -----------------

        Net income for common shareholders                   $ 1,240,132                 $2,176,105
                                                   =====================          =================

        Weighted average shares outstanding during
         the period                                            8,247,711                  7,627,365
                                                   =====================          =================

        Basic earnings per common share                      $      0.15                 $     0.29
                                                   =====================          =================



DILUTED EARNINGS PER COMMON SHARE:

        Net income for common shareholders                   $ 1,306,712                 $2,244,160
                                                   =====================          =================


        Weighted average shares outstanding during
         the period                                            8,247,711                  7,627,365
        Common stock equivalents                                 511,523                    611,292
        Assume conversion of preferred stock                   1,458,333                  1,500,000
                                                   ---------------------          -----------------
        Weighted average common shares outstanding            10,217,567                  9,738,657
                                                   =====================          =================


        Diluted earnings per common share                    $      0.13                 $     0.23
                                                   =====================          =================
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